Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made as of January 28, 2016, by and among Differential Brands Group Inc., a Delaware corporation (formerly Joe’s Jeans Inc.) (the “Company”), each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor” and each of the Persons listed on Schedule B hereto, each of which is referred to in this Agreement as a “Management Holder.”

RECITALS

WHEREAS, the Investors and the Management Holders hold Registrable Securities (as defined herein).

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

1.                                    Definitions.  For purposes of this Agreement:

1.1                            “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including any general partner, managing member, officer or director of such Person or any private equity fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.  The term “control” (including the terms “controlling” and “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

1.2                            “Agreement” has the meaning specified in the Preamble.

1.3                            “Common Stock” means the common stock, par value $.10 per share, of the Company and any and all securities of any kind whatsoever which may be issued after the date hereof in respect of, in exchange for, or in substitution of, such common stock of the Company pursuant to a merger, consolidation, stock split (forward or reverse), stock dividend, conversion, combination, or recapitalization of the Company or otherwise.

1.4                            “Company” has the meaning specified in the Preamble and includes any successor thereto (by merger, consolidation, sale of all or substantially all assets, operation of law or otherwise).

1.5                            “Convertible Notes” means, collectively, each Subordinated Convertible Note issued by the Company as of the date hereof in favor of a Management Holder.

1.6                            “Damages” means any loss, claim, damage, expense (including expenses incurred in investigating, preparing or defending any litigation or proceeding, whether commenced or threatened, and the reasonable fees, disbursements and other charges of legal counsel) or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, claim, damage, expense or liability (or any action in respect thereof) arises out of, is incurred in connection with, is caused by or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any other prospectus or documents or information filed with or furnished to the SEC related thereto or any amendments or supplements thereto; (ii) an omission or alleged omission to state in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any other prospectus or documents or information filed with or furnished to the SEC related thereto or any amendments or supplements thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under any state securities law.

1.7                            “Demand Notice” has the meaning specified in Subsection 2.1(a).

1.8                            “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.9                            “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary of the Company pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; or (iii) a registration on Form S-4 or otherwise in connection with an exchange offer.

1.10                    “FINRA”1.11  means the Financial Industry Regulatory Authority, Inc.

1.12                    “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.13                    “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.14                    “Form S-4” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.15                    “Form S-8” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.16                    “Fund Indemnitees” has the meaning specified in Subsection 2.11(e).

1.17                    “Fund Indemnitors” has the meaning specified in Subsection 2.11(e).

1.18                    “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.19                    “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.20                    “Initiating Holders” means, collectively, Holders who properly initiate a registration under this Agreement.

1.21                    “Investor” has the meaning specified in the Preamble.

1.22                    “Management Holders” has the meaning specified in the Preamble.

1.23                    “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.24                    “Registrable Securities” means (i) any shares of Common Stock held by an Investor, or any Management Holder, at any time; (ii) any shares of Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of the Series A Preferred Stock, a Convertible Note or any other securities of the Company or an Affiliate of the Company held by the Holders at any time; or (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, in exchange for, or in substitution for or replacement of, the shares referenced in clauses (i) and (ii) above.  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been sold (other than in a privately negotiated sale where the transferor has assigned its rights under this Agreement and the transferee agrees in writing to be bound by the terms hereof) in compliance with the requirements of SEC Rule 144, as such SEC Rule 144 may be amended (or any successor provision thereto) and any legend thereon relating to restrictions on transferability thereof under the Securities Act or otherwise has been removed by the Company or (iii) such securities have ceased to be outstanding.

1.25                    “Registration Expenses” means any and all fees and expenses incident to performance of or compliance with this Agreement by the Company, including, without limitation (i) all SEC, stock exchange, FINRA and other registration, listing and filing fees (including, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel as may be required by the rules and regulations of FINRA), (ii) all fees and expenses incurred (including by the underwriters, if any) in connection with compliance with state securities or blue sky laws and compliance with the rules of any stock exchange (including reasonable fees and disbursements of counsel in connection with such compliance and the preparation of a blue sky memorandum and legal investment survey), (iii) all fees and expenses of any Persons in preparing or assisting in preparing, word processing, printing, distributing, mailing and delivering any registration statement, any prospectus, securities certificates and other documents relating to the performance of or compliance with this Agreement, (iv) the fees and disbursements of counsel for the Company, (v) the reasonable fees and disbursements of one counsel (and any applicable local counsel) for the selling Holders (as selected by the Investors holding a majority of the Registrable Securities held by the Investors), (vi) the fees and disbursements of all independent public accountants (including the expenses of any audit and/or “cold comfort” letters) and the fees and expenses of other Persons, including experts, retained by the Company, and (vii) all fees and disbursements of underwriters customarily paid by the issuers or sellers of securities (subject to the proviso below); provided, however, Registration Expenses shall not include discounts and commissions payable to underwriters, selling brokers, dealer managers or other similar Persons engaged in the distribution of any of the Registrable Securities and applicable transfer and documentary stamp taxes, if any.

1.26                    “SEC” means the Securities and Exchange Commission.

1.27                    “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.28                    “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.29                    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.30                    “Series A Preferred Stock” means the Series A Preferred Stock, par value $.10 per share, of the Company.

1.31                    All references to (a) “registration statement” shall be deemed to mean the registration statement and all amendments and supplements thereto, including any post-effective amendment, in each case including the prospectus contained therein, all exhibits thereto and all information incorporated (or deemed to be incorporated) by reference therein, and (b) “prospectus” shall be deemed to mean the prospectus included in a registration statement (including any preliminary or final prospectus and any prospectus that includes any information previously omitted from a prospectus in reliance upon Rule 430A, 430B or 430C under the Securities Act), and any preliminary or final prospectus supplement, free-writing prospectus or any amendments or supplements thereto, including in each case all information incorporated (or deemed to be incorporated) by reference therein.

2.                                    Registration Rights.  The Company covenants and agrees as follows:

2.1                            Demand Registration.

(a)                               Form S-1 Demand.  If at any time after the date hereof the Company receives a request that the Company file a Form S-1 registration statement from Investors holding a majority of the Registrable Securities then held by Investors proposing to sell (together with any Affiliates of such Investors that are also Holders) at least twenty percent (20%) of the Registrable Securities then held by all Investors (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $20 million) requesting to sell Registrable Securities with an anticipated aggregate offering price, net of underwriting discounts and commissions, of at least $20 million, then the Company shall (x) within ten (10) days after the date such request is given, give notice thereof specifying to all Holders other than the Initiating Holders (i) the Initiating Holders’ request, (ii)

the aggregate number of Registrable Securities requested by the Initiating Holders to be registered and (iii) the intended method or methods of distribution in connection with such request to the extent then known (the “Demand Notice”); and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, in each case, in accordance with the intended method or methods of distribution specified by such Holders, as specified by notice given by each such Holder to the Company within twenty (20) days after the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.5.

(b)                              Form S-3 Demand.  If, at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders proposing to sell (together with any Affiliates of such Holders that are also Holders) outstanding Registrable Securities having an anticipated aggregate offering price, net of underwriting discounts and commissions, of at least $10 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within thirty (30) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, in each case, in accordance with the intended method or methods of distribution specified by such Holders, as specified by notice given by each such Holder to the Company within twenty (20) days after the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.5.

(c)                               The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a) (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith reasonable best efforts to cause such registration statement to become effective; (ii) if the Company has effected four (4) registrations pursuant to Subsection 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 (including in accordance with the intended method or methods of distribution specified by the Holders) pursuant to a request made pursuant to Subsection 2.1(b).  The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith reasonable best efforts to cause such registration statement to become effective.

(d)                             A registration shall not be counted as “effected” for purposes of Subsection 2.1 until such time as the applicable registration statement has been declared effective by the SEC; provided, however, that if any Initiating Holder withdraws its request for such registration and does not reimburse the Company for its reasonable out-of-pocket Registration Expenses relating to the preparation and filing of such registration statement, such withdrawn registration statement shall be counted as “effected” for purposes of Subsection 2.1 with respect to such withdrawing Initiating Holder but not any other Holders, except as provided in Subsection 2.4. Notwithstanding the foregoing, a registration statement shall not be counted as “effected” in the circumstances set forth in Subsection 2.5(d).

2.2                            Company Registration.  If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any shares of its capital stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration) and the registration form to be used may be used for the registration of Registrable Securities, the Company shall, at such time, promptly give each Holder notice of such registration.  Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.5, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration, in each case, in accordance with the intended method or methods of distribution specified by such Holders.

2.3                            Withdrawal by the Company.  The Company shall have the right to terminate or withdraw any registration initiated by it under Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration.  The Registration Expenses (excluding, in the case of an underwritten offering, any underwriting discounts and commissions with respect to any Registrable Securities that a Holder has requested to be included in such registration) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.8.

2.4                            Withdrawal Rights.  Any Holder that has notified or directed the Company to include any Registrable Securities in a registration statement pursuant to Subsections 2.1 or 2.2 shall have the right to withdraw any such notice or direction with respect to any or all of such Registrable Securities by giving written notice to such effect to the Company at least two days prior to the effective date of such registration statement.  In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration, and such Registrable Securities shall continue to be Registrable Securities hereunder.  No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided that, in the case of a registration pursuant to Subsections 2.1(a) or (b), if such withdrawal shall reduce the anticipated aggregate offering price of the Registrable Securities below $10 million as of such date, the Company shall as promptly as practicable give each Holder of Registrable Securities sought to be registered notice to such effect, referring to this Agreement and summarizing this Subsection 2.4, and within five (5) business days after such notice either the Company or the Holders of a majority of the Registrable Securities sought to be registered may, by written notice made to each Holder of Registrable Securities sought to be registered and the Company, as applicable, elect that such registration statement not be filed or, if theretofore filed, be withdrawn.  During such period of five (5) business days, the Company shall not file such registration statement if not theretofore filed, or, if such registration statement has been theretofore filed, the Company shall not seek, and shall use its best efforts to prevent, the effectiveness thereof.  Any request for registration that is withdrawn by an Initiating Holder prior to the effectiveness of the applicable registration statement shall be counted as a registration pursuant to a Demand Notice by such Initiating Holder for the purposes of Subsection 2.1 unless such Initiating Holder reimburses the Company for its reasonable out-of-

pocket Registration Expenses relating to the preparation and filing of such registration statement (in which event such registration statement shall not be counted as “effected” for purposes of Subsection 2.1).  Notwithstanding the foregoing, if a withdrawal of a request for registration is made (A) because of a material adverse change in the business, operations, financial condition or prospects of the Company, or (B) because of a postponement of such registration pursuant to Subsection 2.1(c), or (C) because the Company shall fail to file the registration statement within the time period specified by this Agreement other than as a result of a postponement pursuant to Subsection 2.1(c), then such withdrawal shall not be counted as a registration pursuant to a Demand Notice by such Initiating Holder for the purposes of Subsection 2.1, and the Company shall pay all Registration Expenses in connection therewith.

2.5                            Underwriting Requirements.

(a)                               If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice.  The underwriter(s) will be selected by the Holders of a majority of the Registrable Securities sought to be registered by the Initiating Holders and shall be reasonably acceptable to the Company.  In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.6(h)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting, and each such Holder may, at such Holders’ option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriter(s) shall also be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of such underwriter(s) under such underwriting agreement be conditions precedent to the obligations of such Holders; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information provided by such Holders for inclusion in the registration statement pursuant to Subsection 2.7.  No such Holder shall be required to make any representations or warranties to, or agreements with, the Company or the underwriter(s) other than representations, warranties or agreements regarding such Holder, such Holder’s Registrable Securities and such Holder’s intended method of disposition.  Notwithstanding any other provision of this Subsection 2.5, if the total number of Registrable Securities requested by stockholders to be included in such offering exceeds the number of securities that the managing underwriter(s) in its reasonable discretion determines in good faith can reasonably be expected to be sold without adversely affecting the success of the offering, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto and the Company shall be required to include in the offering only that number of such Registrable Securities which the managing underwriter(s) and the Company in their reasonable discretion determine in good faith can reasonably be expected to be sold without adversely affecting the success of the offering.  If the managing underwriter(s) so determines that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders of Registrable Securities in proportion (as nearly as practicable) to the number of Registrable Securities sought to be registered by each such Holder.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the managing underwriter(s) may round the number of shares allocated to any Holder to the nearest 100 shares.

(b)                              In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as set forth below.  If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities that the managing underwriter(s) in its reasonable discretion determines in good faith can reasonably be expected to be sold (in addition to the securities to be sold by the Company) without adversely affecting the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the managing underwriter(s) and the Company in their reasonable discretion determine in good faith can reasonably be expected to be sold without adversely affecting the success of the offering.  If the managing underwriter(s) so determines that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable) to the number of Registrable Securities sought to be registered by each such Holder.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the managing underwriter(s) may round the number of shares allocated to any Holder to the nearest 100 shares.  Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering or (ii) the number of Registrable Securities included in the offering be reduced below twenty five percent (25%) of the total number of securities included in such offering, in which case the selling Holders may be excluded further if the managing underwriter(s) makes the determination described above and no other securities other than securities to be sold by the Company are included in such offering.

(c)                               For purposes of the provisions in Subsection 2.5 concerning apportionment, for any selling Holder that is a partnership, limited liability company or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any proportionate reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(d)                             For purposes of Subsection 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the managing underwriter(s)’ cutback provisions in Subsection 2.5(a), fewer than fifty percent (50%) of the total number of Registrable Securities that the Initiating Holders have requested to be included in such registration statement are actually included.

2.6                            Obligations of the Company.  Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)                               prepare and file with the SEC a registration statement with respect to such Registrable Securities in accordance with the intended method or methods of distribution specified by the selling Holders, which registration statement shall comply as to form in all material respects with the requirements of the applicable form and the Securities Act, and use its reasonable best efforts to cause such registration statement to become effective and, upon the request of the Initiating Holders, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period (x) the Holder refrains, pursuant to Subsection 2.13 or otherwise at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration and (y) during which any of the events set forth in Subsection 2.6(e) or 2.6(l)(ii)-(iv) shall have occurred and be continuing, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended so as to keep the registration statement effective until all such Registrable Securities are sold; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, or comparable filings under securities or blue sky laws of any jurisdiction, the Company shall (i) provide to the selling Holders’ counsel (as selected by the Investors holding a majority of the Registrable Securities held by the Investors), the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or by the selling Holders, in each case with a reasonable opportunity to review such registration statement and each prospectus included therein (and each amendment or supplement thereto or comparable filing but excluding any exhibits thereto and any filing made under the Exchange Act that is incorporated by reference therein) to be filed with the SEC, and (ii) not file any such registration statement or prospectus (or amendment or supplement thereto or comparable filing) with the SEC to which such aforementioned parties shall have reasonably objected on the grounds that such filing does not comply in all material respects with the requirements of the Securities Act, the Exchange Act or the intended method or methods of distribution specified by the selling Holders;

(b)                              if the Company receives written notice from a selling Holder after the date on which the registration statement has become effective that such selling Holder desires to include additional Registrable Securities in such registration statement, use its reasonable best efforts to so include such additional Registrable Securities as promptly as possible by filing an additional registration statement pursuant to Rule 462(b) under the Securities Act or any similar rule then in effect, which registration shall not be counted as “effected” for purposes of Subsection 2.1;

(c)                               prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary (i) to keep such registration statement effective for the time periods set forth in Section 2.6(a) and (ii) to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement in accordance with the intended method or methods of disposition specified by the selling Holders as set forth in such registration statement;

(d)                             furnish, without charge, to the selling Holders such number of copies of the applicable registration statement, each related prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as such selling Holders may reasonably request in order to facilitate their disposition of their Registrable Securities (the Company hereby consenting to the use in accordance with applicable law of each such registration statement and each such prospectus by such selling Holders in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus);

(e)                               notify the selling Holders, at any time when a prospectus furnished pursuant to Subsection 2.6(d) is required to be delivered under the Securities Act, upon the discovery that, or of the happening of any event as a result of which, the registration statement covering such Registrable Securities as then in effect, or any related prospectus, or in each case any amendment or supplement thereto, (i) contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or any fact necessary to make the statements therein (in the case of a prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading or (ii) fails to comply with all applicable requirements of the Securities Act, the Exchange Act and any other applicable securities laws of any state or other jurisdiction;

(f)                                upon the occurrence of any event described in Subsection 2.6(e), 2.6(l)(ii), 2.6(l)(iii) or 2.6(l)(iv), prepare a supplement or post-effective amendment to the registration statement or applicable prospectus or any document incorporated therein by reference or file any other required document so that such registration statement shall not, and such prospectus as thereafter delivered to the purchasers of such Registrable Securities shall not, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or any fact necessary to make the statements therein (in the case of a prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, and in the event of a post-effective amendment subject to SEC review, use its reasonable best efforts to cause such post-effective amendment to be declared effective as soon as practicable;

(g)                              use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders and do any and all other acts and things that may be reasonably necessary or advisable to enable the selling Holders to consummate the disposition in such jurisdictions of the securities owned by such Holders and keep such registration or qualification in effect for so long as the registration statement remains effective under the Securities Act; provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction in which it would not otherwise be required to qualify but for this paragraph, (ii) subject itself to taxation in any such jurisdiction in which it would not otherwise be subject to taxation but for this paragraph, or (iii) consent to the general service of process in any jurisdiction in which it would not otherwise be subject to general service of process but for this paragraph, in each case, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(h)                              in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(i)                                  use its reasonable best efforts to cause all such Registrable Securities covered by such registration statement to be listed (i) on each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed, or (ii) if so requested by any selling Holder, if securities of the Company are not at the time listed on any securities exchange and trading system (or if the listing of Registrable Securities is not permitted under the rules of each securities exchange or trading system on which the Company’s securities are then listed), on a securities exchange or trading system designated by the Holders of a majority of such Registrable Securities held by the selling Holders;

(j)                                  provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(k)                              make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith, in each case subject to reasonable and customary confidentiality arrangements;

(l)                                  notify each selling Holder and the selling Holders’ counsel (as selected by the Investors holding a majority of the Registrable Securities held by the Investors), promptly after the Company receives notice thereof, of each of (i) the filing of the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement and, with respect to the registration statement or any post-effective amendment, when the same has become effective, (ii) the receipt of any comments or requests from the SEC or any state securities or blue sky authorities, any securities exchange or any other governmental authorities with respect to any such registration statement or prospectus, any amendments or supplements thereto or for additional information, (iii) the issuance by the SEC or any state securities or blue sky authorities of any oral or written stop order with respect to such registration statement, any suspension of the registration or qualification (or exemption from qualification) of the sale of such Registrable Securities in any jurisdiction, or any initiation or threatening of any proceedings with respect to any of the foregoing, and (iv) the Company’s reasonable determination that a post-effective amendment to a registration statement or a supplement to a prospectus would be appropriate or that there exists circumstances not yet disclosed to the public which make further sales under such registration statement inadvisable pending such disclosure and such amendment or supplement;

(m)                          use its reasonable best efforts to prevent the issuance of any stop order described in Subsection 2.6(l)(iii) and, in the event of the issuance of any such stop order use its reasonable best efforts promptly to obtain the withdrawal or lifting of such order at the earliest possible time and, in the event of the receipt of comments or requests described in Subsection 2.6(l)(ii), use reasonable best efforts to promptly respond to and address all such comments and requests;

(n)                              use reasonable best efforts to comply with all applicable laws related to such registration statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including the Securities Act and the Exchange Act) and make generally available to its security holders as soon as reasonably practicable (but in any event not later than fifteen (15) months after the effectiveness of such registration statement) an earnings statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act;

(o)                              in the case of an underwritten offering, use reasonable best efforts to cause to be furnished to each seller of Registrable Securities a signed counterpart of (i) an opinion of counsel for the Company and (ii) a “comfort” letter signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such registration statement, covering such matters with respect to such registration statement and, in the case of the accountants’ comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ comfort letters delivered to the underwriters in underwritten public offerings of securities for the account of, or on behalf of, an issuer of common stock, such opinion and comfort letters to be dated the date such opinions and comfort letters are customarily dated in such transactions, and covering in the case of such legal opinion, such other legal matters and, in the case of such comfort letter, such other financial matters, as the Holders of a majority of the Registrable Securities being sold may reasonably request; and

(p)                              use its reasonable best efforts to take all other steps necessary to expedite or facilitate the registration and disposition of the Registrable Securities contemplated hereby.

2.7                            Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.  The Company agrees to include in any registration statement filed pursuant to this Section 2 all information about a selling Holder which such selling Holder, upon advice of counsel, shall reasonably request, and which is provided to the Company a reasonable period of time prior to the time the Company has informed the Holder that it intends to file such registration statement.  Any such information provided by the selling Holders pursuant to this Subsection 2.7 shall be used only in connection with the applicable registration statement.

2.8                            Expenses of Registration.  All Registration Expenses incurred in connection with registrations, filings, or qualifications pursuant to Section 2 shall be borne and paid by the Company.  All underwriting discounts and commissions relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.9                            Effective Registration Statement; Suspension.  A registration statement shall not be deemed to have become effective (i) unless it has been declared effective by the SEC and remains effective in compliance with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement, in accordance with the method or methods of distribution specified by the Holders, for the time periods specified herein, or (ii) if the offering of any Registrable Securities pursuant to such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court.

2.10                    Indemnification.  If any Registrable Securities are included in a registration statement whether or not pursuant to this Section 2:

(a)                               To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, stockholders, employees, advisors, agents and Affiliates of each such Holder, including legal counsel and accountants for each such Holder and any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the Company shall not be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)                              To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that in no event shall a Holder’s liability pursuant to this Subsection 2.11(b), when combined with the amounts contributed, paid or payable by such Holder pursuant to Subsection 2.11(d), exceed the proceeds from the offering received by such Holder (net of any underwriting discounts and commissions paid by such Holder).

(c)                               Promptly after receipt by an indemnified party under this Subsection 2.11 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.11, give the indemnifying party notice of the commencement thereof.  The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain separate counsel, and to participate in the defense of such claim, at the expense of such indemnified party except that in each of the following circumstances the indemnifying party shall pay the fees and expenses of one firm of separate counsel retained by the indemnified party (and any other indemnified parties that may be represented without conflict by one counsel) and applicable local counsel: (A) the indemnifying party has agreed in writing to pay such fees and expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such indemnified party within thirty (30) days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so, or (C) in the reasonable judgment of any such indemnified party, representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such claim (in which case, if the indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such indemnified party).  The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.10, only to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action.  The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.11.

Without the written consent of the indemnified party (which consent shall not be unreasonably withheld, delayed or conditioned), no indemnifying party shall be permitted to consent to entry of any judgment with respect to, or to effect the settlement or compromise of any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim), unless such settlement, compromise or judgment (1) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, (2) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party, and (3) does not provide for any action on the part of any party other than the payment of Damages which is to be paid in full by the indemnifying party.

(d)                             To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.11 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.11 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.11, then, and in each such case, such parties will contribute to the aggregate Damages to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such Damages, as well as to reflect any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Subsection 2.11(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above.  Notwithstanding the provisions of this Subsection 2.11(d), (x)  in no event shall a Holder be required to contribute an amount that, nor shall a Holder’s liability pursuant to this Subsection 2.11(d), in each case when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.11(b), exceed the proceeds from the offering received by such Holder (net of any underwriting discounts and commissions paid by such Holder), and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  Subject to Subsection 2.11(c), no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any such claim or proceeding if such settlement is effected without such Person’s written consent, which consent shall not be unreasonably withheld, delayed or conditioned.

(e)                               The Company hereby acknowledges that certain members of its Board of Directors (the “Fund Indemnitees”) may have rights to indemnification, advancement of expenses and/or insurance with respect to their service on the Board of Directors or otherwise in connection with their involvement with the Company that is provided by other Persons (collectively, the “Fund Indemnitors”).  The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to the Fund Indemnitee are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Fund Indemnitees are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by the Fund Indemnitees and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and the certificate of incorporation or bylaws of the Company (or any other agreement between the Company and the Fund Indemnitees), without regard to any rights the Fund Indemnitees may have against the Fund Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.  The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of the Fund Indemnitees with respect to any claim for which the Fund Indemnitees have sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Fund Indemnitees against the Company.  The Company and the Fund Indemnitors agree that the Fund Indemnitees are express third party beneficiaries of the terms of this Subsection 2.11(d).

(f)                                The obligations of the Company and Holders under this Subsection 2.11 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.11                    Reports Under Exchange Act.  With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall at all times:

(a)                               make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144;

(b)                              use reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)                               furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.12                    Limitations on Subsequent Registration Rights; No Inconsistent Agreement.

(a)                               From and after the date of this Agreement, the Company shall not, without the prior written consent of the Investors holding a majority of the Registrable Securities held by all Investors, enter into any agreement (including any amendment to this Agreement or the acceptance of any joinder to this Agreement) with any holder or prospective holder of any securities of the Company that (i) would provide to such holder the right to include securities in any registration on other than with respect to the Registrable Securities or on a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder.

(b)                              The Company hereby represents that, as of the date hereof, the rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with any other agreements to which the Company is a party or by which it is bound.

2.13                    “Market Stand-off” Agreement.  Each Holder hereby agrees, if requested by the Company and a managing underwriter, if any, of Common Stock in connection with any underwritten public offering of the Company and only upon confirmation reasonably satisfactory to such Holder that all officers and directors of the Company have entered into similar agreements, that it will not, directly or indirectly lend, pledge, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any equity securities of the Company held by it for (a) the seven (7) days prior to and the ninety (90) days following the effective date of the relevant registration statement, or (b) such other period as such managing underwriter shall specify, in each case, reasonably and in good faith.  The Company will use its reasonable best efforts to cause each holder of 5% or greater of the outstanding Common Stock of the Company to enter into an agreement substantially to the one specified in the preceding sentence.  Notwithstanding the foregoing, to the extent required by the Securities Act or the Exchange Act, if (x) during the last 17 days of the foregoing 90-day period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (y) prior to the expiration of the 90-day period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the period, then the restrictions described above shall continue to apply until the expiration of an 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  The foregoing provisions of this Subsection 2.14 shall not apply to (i) the sale of any shares to an underwriter pursuant to an underwriting agreement, (ii) the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value or (iii) other customary exclusions or other exclusions that may be agreed upon between such Holder and the underwriters.  The underwriters in connection with such registration are intended third-party beneficiaries of this Subsection 2.14 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto.  Each Holder further agrees to execute such customary letter agreements as may be reasonably requested by the Company and the managing underwriter in connection with such registration that are consistent with this Subsection 2.14 or that are necessary to give further effect thereto.  Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the managing underwriter shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

3.                                    Miscellaneous.

3.1                            Nominees for Beneficial Owners.  If Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement, provided that the Company shall have received assurances reasonably satisfactory to it of such beneficial ownership, written confirmation from such nominee, and the beneficial owner agrees to be bound by the terms of this Agreement.

3.2                            Amendments and Waivers.  Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or any Holder unless such modification, amendment or waiver is approved in writing by the Company and the Investors holding a majority of the Registrable Securities held by all Investors; provided, that, no modification, amendment or waiver of any provision of this Agreement which disproportionately adversely affects the Management Holders shall be effective against any Management Holder unless such modification, amendment or waiver is approved in writing by the Management Holders holding a majority of the Registrable Securities held by all Management Holders.  No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar).  No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof or of any other or future exercise of any such right, power or privilege.

3.3                            Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt.  All communications shall be sent to the Investors at their addresses as set forth on Schedule A hereto, to any other Holder at the address as set forth on the signature page hereto for such Holder, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 3.3.  If notice is given to the Company or to the Investors, a copy shall be sent to such party at the addresses set forth below:

if to the Company, to:

Differential Brands Group Inc.

2340 South Eastern Avenue

Commerce, CA 90040
Telephone:  323-837-3712

Facsimile:  323-837-3791

with a copy to:

Russell W. Parks and Erica D. McGrady

Akin Gump Strauss Hauer & Feld LLP

1333 New Hampshire Ave NW

Washington, DC 20036

Telephone: 202-887-4000

Facsimile: 202-887-4288

if to the Investors, to the addresses set forth on Schedule A hereto:

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

Jeffrey H. Cohen and Andrew D. Garelick

300 South Grand Avenue, Suite 3400

Los Angeles, CA 90071

Telephone:                          213-687-5288

Facsimile:                                213-621-5288

if to the Management Holders, to the addresses set forth on Schedule B hereto:

with a copy to:

Sullivan & Cromwell LLP

Patrick S. Brown

1888 Century Park East, Suite 2100

Los Angeles, California 90067

Telephone: (310) 712-6603

Facsimile: (310) 712-8800

3.4                            Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  This Agreement may not be assigned by the Company to any Person without the prior written consent of the Holders of a majority of the Registrable Securities.  Any Holder may, at its election, at any time or from time to time, assign its rights under this Agreement, in whole or in part, to any person who acquires Registrable Securities from such Holder not in violation of any contract, agreement or organizational document of the Company, in which case such permitted assignee or successor shall become an “Holder” under this Agreement.  If any Holder shall acquire additional Registrable Securities, such Registrable Securities shall be subject to all of the terms, and entitled to all the benefits, of this Agreement.

3.5                            Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed in such state, without giving effect to its choice of law or conflict of law rules.

3.6                            Heading; Interpretations.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.  All Section and Subsection references are to this Agreement unless otherwise expressly provided.  When used in this Agreement, the words “include,” “includes” and “including” are to be read as if they were followed by the phrase “without limitation.”

3.7                            Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

3.8                            Specific Performance.  The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to injunctive relief, including specific performance, to enforce such obligations without the posting of any bond, and, if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.  All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

3.9                            Further Assurances.  Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

3.10                    Entire Agreement.  This Agreement (including Schedule A) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

3.11                    Submission to Jurisdiction; Consent to Service of Process

(a)                               The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the State of Delaware over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)                              Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Subsection 3.3.

3.12                    Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

3.13                    Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or other electronic means is to be treated as an original document.  The signature of any party on any such document, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document.  At the request of any party, any facsimile or other electronic signature is to be re-executed in original form by the party which executed the facsimile or other electronic signature.  No party may raise the use of a facsimile machine or other electronic means, or the fact that any signature was transmitted through the use of a facsimile machine or other electronic means, as a defense to the enforcement of this Agreement.

Remainder of Page Intentionally Left Blank

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

DIFFERENTIAL BRANDS GROUP INC.

By:	/s/ Hamish Sandhu
Name: Hamish Sandhu
Title: Chief Financial Officer

[Signature Page to the Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

TCP DENIM, LLC

By:	TENGRAM CAPITAL PARTNERS FUND II, L.P.,
Its Sole Member

By:	/s/ Andrew R. Tarshis
	Name:	Andrew R. Tarshis
	Title:	Vice President, Tengram Capital Associates II, LLC, Its General Partner

TCP RG, LLC

By:	TENGRAM CAPITAL ASSOCIATES, LLC,
Its Manager

By:	/s/ Andrew R. Tarshis
	Name:	Andrew R. Tarshis
	Title:	Vice President

TCP RG II, LLC

By:	TENGRAM CAPITAL ASSOCIATES, LLC,
Its Manager

By:	/s/ Andrew R. Tarshis
	Name:	Andrew R. Tarshis
	Title:	Vice Presicent

[Signature Page to the Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

MANAGEMENT HOLDERS:

/s/ Peter Kim
Peter Kim

/s/ Paul Cardenas
Paul Cardenas

/s/ Tony Chu
Tony Chu

/s/ Chris Lynch
Chris Lynch

/s/ Ben Taverniti
Ben Taverniti

/s/ Barbara Cook
Barbara Cook

Fireman Capital CPF Hudson Co-Invest, L.P.

By: Fireman Partners CPF GP I LLC, its General Partner
By: Fireman Capital Partners LLC, its Managing Member

By:	/s/ Dan Fireman
Name:	Dan Fireman
Title:	Managing Member

[Signature Page to the Registration Rights Agreement]

Schedule A

Investors

Investor	Address
TCP Denim, LLC	TCP Denim, LLC c/o Tengram Capital Partners 15 Riverside Avenue, First Floor Westport, CT 06880 Attention: Andrew R. Tarshis Facsimile: (203) 454-6998
TCP RG, LLC	TCP RG, LLC c/o Tengram Capital Partners 15 Riverside Avenue, First Floor Westport, CT 06880 Attention: Andrew R. Tarshis Facsimile: (203) 454-6998
TCP RG II, LLC	TCP RG II, LLC c/o Tengram Capital Partners 15 Riverside Avenue, First Floor Westport, CT 06880 Attention: Andrew R. Tarshis Facsimile: (203) 454-6998

Schedule B

Management Holders

Management Holder	Address
Peter Kim	4411 Dundee Dr Los Angeles, CA 90027
Paul Cardenas	613 Bienveneda Ave Pacific Palisades, CA 90272
Tony Chu	3232 Castle Heights Avenue Los Angeles, CA 90034
Christopher Lynch	25 Paseo Carla San Clemente, CA 92673
Ben Taverniti	8264 Oakwood Ave Los Angeles, CA 90048
Barbara Cook	1326 Sanderling Island Point Richmond, CA 94801
Fireman Capital CPF Hudson Co-Invest L.P.

c/o Fireman Capital Partners LLC
Watermill Center
800 South Street, Suite 600
Waltham, MA 02453
Attention: Dan Fireman
E-Mail: dan.fireman@firemancapital.com
Telephone: 617-671-0555
Facsimile: 617-236-8111